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                                                                    EXHIBIT 4.51

                                                                  EXECUTION COPY

                                FOURTH AMENDMENT

            FOURTH AMENDMENT, dated as of September 28, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (such Credit Agreement, as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Borrower"), the several Lenders from time to time parties thereto, LEHMAN BROTHERS INC., as advisor, lead arranger and book manager (in such capacity, the "Arranger"), LEHMAN COMMERCIAL PAPER INC., as syndication agent (in such capacity, the "Syndication Agent"), BANKER TRUST COMPANY, as documentation agent (in such capacity, the "Documentation Agent"), and CONGRESS FINANCIAL CORPORATION (FLORIDA), as administrative agent and collateral agent (in such capacities, the "Administrative Agent").

                              W I T N E S S E T H:

            WHEREAS, the Borrower has requested that the Lenders amend certain provisions of the Credit Agreement; and

            WHEREAS, the Lenders have agreed to amend the Credit Agreement, but only upon the terms and subject to the conditions set forth below;

            NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other valuable consideration, the receipt of which is hereby acknowledged, the Borrower, the Lenders and the Agents hereby agree as follows:

            1. Definitions. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

            2. Amendment to Section 1.1 (Defined Terms). Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

                  ""Fourth Amendment": the Fourth Amendment, dated as of September 28, 2001, to this Agreement.

                  "Fourth Amendment Effective Date": the effective date of the Fourth Amendment.

                  "Interim Loan Facility Extension": the Sixteenth Amendment to the Interim Loan Agreement, in the form attached hereto as Exhibit A, which shall include an extension until November 30, 2001 of the mandatory prepayment due September 30, 2001.".

            3. Amendment to Section 2.1 (Revolving Credit Commitments). Section
2.1 of the Credit Agreement is hereby amended by adding immediately prior to the period at the end of the first sentence thereof "; provided, further, that during the period from and including the

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Fourth Amendment Effective Date through and including November 15, 2001, the
Borrower shall not request, and the Lenders shall not be obligated to make, Revolving Credit Loans during such period without the prior written consent of the Required Lenders".

                  4. Amendment of Section 2.10 (Mandatory Prepayments and Commitment Reductions). Section 2.10(a) of the Credit Agreement is hereby amended by deleting "five consecutive Business Days" therein and substituting in lieu thereof "three consecutive Business Days".

                  5. Amendment of Section 3.1 (L/C Commitment). Section 3.1(a) of the Credit Agreement is hereby amended by (a) adding immediately after "no Issuing Lender shall have any obligation to issue any Letter of Credit" in the proviso in the first sentence thereof a reference to "(A)" and (b) adding immediately prior to the period at the end of the proviso in the first sentence thereof the following: "or (B) during the period from and including the Fourth Amendment Effective Date through and including November 15, 2001, without the consent of the Required Lenders, except that notwithstanding anything contained in the Fourth Amendment the Issuing Lender shall be permitted to issue a Letter of Credit for the benefit of Liberty (the "Liberty Letter of Credit") in the amount of $9,000,000 so long as, prior to the issuance of such Letter of Credit, the Borrower provides to the Administrative Agent cash collateral in the amount of $9,000,000 in the manner provided in Section 3.9 which cash collateral shall be held by the Administrative Agent until the cancellation of the existing Letter of Credit for the benefit of American International Group in the amount of $9,000,000 (which cancellation shall occur no later than 5 Business Days after the issuance of the Liberty Letter of Credit)".

            6. Amendment of Section 5.3 (Conditions to Each Extension of Credit). Section 5.3(b) of the Credit Agreement is hereby amended by adding before the period at the end thereof the following:

            "; provided, that in the case of any extension of credit to be made between the Fourth Amendment Effective Date and November 15, 2001, the representation and warranty contained in (A) Section 4.2 shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B) Section 4.18 shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there".

            7. Amendment of Section 6.2 (Certificates; Other Information).
Section 6.2 of the Credit Agreement is hereby amended by (a) deleting the reference in the introductory clause thereof to "clause (f)" and substituting in lieu thereof "clause (g)", (b) deleting "and" at the end of clause (e) thereof,
(c) relettering clause (f) thereof as clause (g) and (d) adding a new clause (f) immediately after clause (e) thereof as follows:

            "(f) copies of all information and reports delivered to the lenders or the administrative agent under the Interim Loan Facility concurrently with the delivery of such information and reports to such lenders or administrative agent; and".

            8. Amendment of Section 6.10 (Borrowing Base Certificate). Section
6.10 of the Credit Agreement is hereby amended by adding immediately prior to the semicolon at the

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end of the clause (i) thereof the following: "provided, further, that at any time when Borrowing Base Certificates are being delivered less frequently than weekly, the Borrower shall, after delivery of the Borrowing Base Certificate on October 15, 2001, provide the Lenders on a weekly basis updated information with respect to the Borrowing Base as set forth on Schedule 1 to the Fourth Amendment".

            9. Amendment of Section 6 (Affirmative Covenants). Section 6 of the Credit Agreement is hereby amended by adding at the end thereof new Sections 6.13, 6.14 and 6.15 as follows:

                  "6.13 Pursuit of Transactions. Continue to pursue strategic alternatives for the Borrower and its Subsidiaries as described in the Borrower's Form 8-K report dated August 2, 2001, including, without limitation, transactions proposed or under discussion prior to September 19, 2001, and transactions that may be proposed after September 19, 2001, in each case providing for the sale, upon commercially reasonable terms, of all of, or discrete portions of, the business of the Borrower and its Subsidiaries or for the investment in the Borrower of additional equity.

                  6.14. Crisis Manager. Continue to retain William N. Plamondon as a crisis manager (or his successor or his replacement crisis manager reasonably satisfactory to the Administrative Agent) which crisis manager shall be permitted to communicate directly with the Administrative Agent and the Borrower's board of directors to, among other things, (a) assist the Borrower and its Subsidiaries with (i) the strategic and operational decisions of the Borrower and its Subsidiaries as requested by the board of directors of the Borrower, (ii) the modification and enhancement of the management information systems and reporting systems of the Borrower and its Subsidiaries and (iii) the management of and communications with its creditors and other parties, (b) supplement the treasury and finance staff of the Borrower and its Subsidiaries as needed and (c) make recommendations to conserve and generate cash and liquidity for the Borrower and its Subsidiaries.

                  6.15. Sales of Property. Continue to pursue the sale on commercially reasonable terms of property owned by the Borrower or any Subsidiary thereof which is neither material nor necessary to the operations of the business of the Borrower and its Subsidiaries.".

            10. Section 7.15 (Limitation on Lines of Business). Section 7.15 of the Credit Agreement is hereby amended by adding at the end thereof immediately before the period the following: "provided, however, the Borrower will not, and the Borrower will not permit any of its Subsidiaries to, directly or indirectly, extend or expand the business conducted by the Alamo Local Market Division of the Borrower".

            11. Amendment of Section 7.1 (Financial Condition Covenants). Sections 7.1(a), (b) and (c) of the Credit Agreement are hereby amended by adding at the end of each such Section immediately after the table contained therein the following: "; provided that until November 15, 2001, the Borrower shall not be required to comply with the foregoing

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covenant (which covenant shall be suspended until such date) for the period of four consecutive fiscal quarters of the Borrower ending with FQ3 2001.".

            12. Amendment of Section 7.7 (Limitation on Capital Expenditures).
Section 7.7 of the Credit Agreement is hereby amended by adding at the end thereof immediately before the period the following: "provided, further, that for the months of October, 2001 and November, 2001, any such Capital Expenditures shall not exceed $2,500,000 for each such month".

            13. Amendment of Section 7.9 (Limitation on Optional Payments and Modifications of Debt Instruments, etc.). Section 7.9 of the Credit Agreement is hereby amended by:

            (a) deleting clause (iii) in paragraph (a) thereof and relettering clause (iv) thereof as clause (iii); and

            (b) adding immediately after "contemplated by the Interim Loan Facility Amendment" at the end of clause (ii) in paragraph (b) thereof "and by the Interim Loan Facility Extension".

            14. Section 6.11 (Cash Management Systems). Notwithstanding anything to the contrary contained in Section 6.11 of the Credit Agreement, the Borrower hereby agrees that, as soon as practicable but in any event prior to October 15, 2001, it shall enter into control agreements, in form and substance satisfactory to the Administrative Agent, in respect of the Concentration Accounts to provide the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on all items received for deposit therein, and all funds from time to time on deposit therein; such control agreements shall provide that the Administrative Agent will not give any such instructions directing disposition of funds on deposit in the Concentration Accounts unless an Event of Default is continuing. In addition, the Borrower shall, and shall cause its Subsidiaries to, execute and deliver (x) any and all such amendments to the Concentration Account Agreements, in form and substance satisfactory to the Administrative Agent, to give effect to the preceding sentence and (y) such additional instruments, certificates or documents, and take such actions, as the Administrative Agent may reasonably request to give effect to the preceding sentence.

            15. Representations; No Default. On and as of the date hereof, and after giving effect to this Amendment, (a) the Borrower certifies that no Default or Event of Default has occurred or is continuing, and (b) the Borrower confirms, reaffirms and restates that the representations and warranties set forth in Section 4 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects, provided that (i) the references to the Credit Agreement therein shall be deemed to be references to this Amendment and to the Credit Agreement as amended by this Amendment and (ii) for purposes of this Section 15 the representation and warranty contained in (A) Section 4.2 of the Credit Agreement shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B) Section 4.18 of the Credit Agreement shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there".

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                                                                               5


            16. Reduction of Total Revolving Credit Commitments.

            Concurrently with the satisfaction of the conditions to the effectiveness of this Amendment set forth in Section 16 of this Amendment, the Total Revolving Credit Commitments shall be automatically reduced to $70,000,000.

            17. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that:

            (a) the Administrative Agent shall have received counterparts of this Amendment, duly executed and delivered by a duly authorized officer of the Borrower;

            (b) the Administrative Agent shall have received executed Lender Consent Letters, substantially in the form of Exhibit B hereto, from Lenders whose consent is required pursuant to Section 10.1 of the Credit Agreement;

            (c) the Administrative Agent shall have received, for the benefit of each Lender whose executed Lender Consent Letter is delivered to the Administrative Agent on or before 3:00 p.m., New York time, on Friday, September 28, 2001, an amendment fee in an amount equal to .25% of such Lender's Revolving Credit Percentage of the aggregate $175,000,000 amount of the Total Revolving Credit Commitments;

            (d) the Administrative Agent shall have received an executed Acknowledgment and Consent, in the form set forth at the end of this Amendment, from each Loan Party other than the Borrower;

            (e) the Administrative Agent shall have received an executed certificate of an officer of the Borrower in form satisfactory to the Administrative Agent as to (i) the accuracy of the representations and warranties set forth in Section 15 of this Amendment, in Section 4 of the Credit Agreement after giving effect to this Amendment and in the other Loan Documents (provided, that purposes of such certificate the representation and warranty contained in (A) Section 4.2 of the Credit Agreement shall be deemed modified to change the date referred to therein from December 31, 1999 to September 17, 2001 and (B) Section 4.18 of the Credit Agreement shall be deemed modified to change the last sentence thereof to replace the word "There" in the beginning of such sentence with "Since September 17, 2001, there"), (ii) the absence of any Default or Event of Default after giving effect to this Amendment, and (iii) such other customary matters as the Administrative Agent may reasonably request; and

            (f) the Administrative Agent shall have received executed counterparts of the Interim Loan Facility Extension.

            18. Limited Consent and Amendment. Except as expressly amended herein, the Credit Agreement shall continue to be, and shall remain, in full force and effect. This Amendment shall not be deemed to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document or to prejudice any other right or rights which the Lenders may now have or may have in the

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future under or in connection with the Credit Agreement or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

            19. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            20. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                  ANC RENTAL CORPORATION

                                  By: /s/ Howard D. Schwartz
                                      ----------------------------------------
                                      Name:  Howard D. Schwartz
                                      Title: Sr. Vice President & Secretary


                                  LEHMAN COMMERCIAL PAPER INC.,
                                  as Syndication Agent

                                  By: /s/ G. Andrew Keith
                                      ----------------------------------------
                                      Name:  G. Andrew Keith
                                      Title: Authorized Signatory



                                  CONGRESS FINANCIAL CORPORATION
                                  (FLORIDA), as Administrative Agent


                                  By: /s/ Martin J. Coloson, Jr.
                                      ----------------------------------------
                                      Name:  Martin J. Coloson, Jr.
                                      Title: First Vice President


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                           ACKNOWLEDGMENT AND CONSENT

            Each of the undersigned parties to the Guarantee and Collateral Agreement, dated as of June 30, 2000 and as amended, supplemented or otherwise modified from time to time, made by the undersigned in favor of Congress Financial Corporation (Florida), as Administrative Agent, for the benefit of the Secured Parties, hereby (a) consents to the transactions contemplated by the foregoing Amendment to the Credit Agreement and (b) acknowledges and agrees that the guarantees and grants of security interests contained in the Guarantee and Collateral Agreement and in the other Security Documents are, and shall remain, in full force and effect after giving effect to such Amendment and all prior modifications to the Credit Agreement.

                              ALAMO RENT-A-CAR (CANADA), INC.
                              LIABILITY MANAGEMENT COMPANIES HOLDING, INC.
                              NATIONAL CAR RENTAL LICENSING, INC.
                              NATIONAL CAR RENTAL SYSTEM, INC.
                              REPUBLIC GUY SALMON PARTNER, INC.
                              REPUBLIC INDUSTRIES AUTOMOTIVE
                              RENTAL GROUP (BELGIUM) INC.
                              SPIRIT RENT-A-CAR, INC.
                              ALAMO RENT-A-CAR MANAGEMENT, LP
                                   By: ARC-GP, Inc., its general partner
                              ANC COLLECTOR CORPORATION
                              ANC FINANCIAL, LP
                                   By: ANC Financial GP Corporation, its general
                                       partner
                              ARC-GP, INC.
                              ARC-TM, INC.
                              NCR AFFILIATE SERVICER, INC.
                              NCRAS MANAGEMENT, LP
                                   By: NCRAS-GP, Inc., its general partner
                              NCRAS-GP, INC.
                              SRAC MANAGEMENT, LP
                                   By: SRAC-GP, Inc., its general partner
                              SRAC-GP, INC.
                              SRAC-TM, INC.

                              By: /s/ Leland F. Wilson
                                  ------------------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President and Treasurer


                              ALAMO RENT-A-CAR, LLC

                              By: /s/ Kathleen W. Kyle
                                  ------------------------------------------
                                  Name:  Kathleen W. Kyle
                                  Title: Sr. Vice President and Treasurer

                             ANC FINANCIAL CORPORATION
                             ANC FINANCIAL PROPERTIES LLC
                             ANC INFORMATION TECHNOLOGY HOLDING, INC.
                             ANC INFORMATION TECHNOLOGY, INC.
                             ANC INFORMATION TECHNOLOGY, L.P.
                                  By: ANC INFORMATION TECHNOLOGY, INC.,
                                      its general partner
                             ANC IT COLLECTOR CORPORATION
                             ARC-TM PROPERTIES LLC
                             NCR AFFILIATE SERVICER PROPERTIES, LLC


                              By: /s/ Leland F. Wilson
                                  ---------------------------------------
                                  Name:  Leland F. Wilson
                                  Title: Vice President and Treasurer

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                                                                       EXHIBIT A

                             INTERIM LOAN EXTENSION

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                                                                       EXHIBIT B

                              LENDER CONSENT LETTER

                             ANC RENTAL CORPORATION
                      AMENDED AND RESTATED CREDIT AGREEMENT
                            DATED AS OF JUNE 30, 2000

To:  Lehman Commercial Paper Inc.
     3 World Financial Center
     New York, New York  10285

     Congress Financial Corporation (Florida)
     777 Brickell Avenue
     Miami, Florida  33131

Ladies and Gentlemen:

            Reference is made to the Amended and Restated Credit Agreement, dated as of June 30, 2000 (as heretofore amended, supplemented or otherwise modified, the "Credit Agreement"), among ANC RENTAL CORPORATION, a Delaware corporation (the "Borrower"), the Lenders parties thereto, LEHMAN COMMERCIAL PAPER INC., as Syndication Agent, CONGRESS FINANCIAL CORPORATION (FLORIDA), as Administrative Agent, and others. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

            The Borrower has requested that the Lenders consent to amend the Credit Agreement on the terms described in the Amendment to which a form of this Lender Consent Letter is attached as Exhibit B (the "Amendment").

            Pursuant to Section 10.1 of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Agents of the Amendment.

Very truly yours,

                                          _____________________________________
                                          (NAME OF LENDER)


                                          By:__________________________________
                                             Name:
                                             Title:

Dated as of ____________ __, 2001

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                                                                      SCHEDULE 1

                         WEEKLY BORROWING BASE REPORTING

Borrowing Base:

      -     Non-manufacturer receivables

Updated Agings:

      -     Corporate Receivables
      -     Credit Card Receivables
      -     Open Contracts
      -     Travel Agent Receivables
      -     Travel Operator Receivables